AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 2001
                                                  REGISTRATION NO. 333-48474
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                               -------------


                             AMENDMENT NO. 1 TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                               -------------

                               CITIGROUP INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                   52-1568099
   (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                               -------------

                              399 Park Avenue
                             New York, NY 10043
                               (212) 559-1000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------

                            Stephanie B. Mudick
                           Deputy General Counsel
                               Citigroup Inc.
                              399 Park Avenue
                             New York, NY 10043
                               (212) 559-1000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------

                                 COPIES TO:

                         Gregory A. Fernicola, Esq.
                           Eric J. Friedman, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522
                               (212) 735-3000


    Approximate date of commencement of proposed sale of the securities to the public: From time to time on or after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                       CALCULATION OF REGISTRATION FEE
=================================================================================================================
TITLE OF EACH CLASS                     AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
OF SECURITIES TO BE                     TO BE           OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
    REGISTERED                        REGISTERED          PER SHARE(1)             PRICE                FEE(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock of Citigroup
Inc., par value $.01 per share.....   2,999,200 shares    $55.15625           $165,424,625            $43,317
-----------------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum offering price per share is based upon the average of the high and low prices per share of the common stock as quoted on the New
    York Stock Exchange on January 26, 2001 (within 5 business days prior to filing this registration statement).
(2) A registration fee of $36,960 was paid on October 23, 2000 with the initial filing of the registration statement. Accordingly, a fee of
    $6,357 has been paid herewith.


                              ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

=============================================================================




                                                    RESALE PROSPECTUS


                               --------------

                               CITIGROUP INC.


                      2,999,200 SHARES OF COMMON STOCK


                               --------------

WHO IS OFFERING THE COMMON STOCK AND RECEIVING PROCEEDS FROM ANY SALES. The shares of common stock described in this prospectus are being offered for sale from time to time by some of our current stockholders who acquired the shares in connection with our acquisition of Geneva Group, Inc. The selling stockholders will receive all of the proceeds from any sales. We will not receive any of the proceeds.

HOW SALES WILL BE MADE; PRICE OF SHARES. The selling stockholders may sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares.

FEES AND EXPENSES. The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses and all fees and expenses of counsel to those stockholders. Citigroup is paying all other costs, fees and expenses relating to the registration of the shares with the Securities and Exchange Commission and the sale of those shares.


Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "C". On January 30, 2001 the last reported sale price for our common stock on the New York Stock Exchange was $56.20 per share.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               --------------



              The date of this prospectus is January 31, 2001





                             TABLE OF CONTENTS


CITIGROUP INC.......................................................1

USE OF PROCEEDS.....................................................1

SELLING STOCKHOLDERS................................................2

PLAN OF DISTRIBUTION................................................3

LEGAL MATTERS.......................................................4

EXPERTS.............................................................4

WHERE YOU CAN FIND MORE INFORMATION.................................5




                               CITIGROUP INC.

    Citigroup is a diversified holding company whose businesses provide a broad range of financial services to consumer and corporate customers in 103 countries and territories. Citigroup's activities are conducted through Global Consumer, Global Corporate and Investment Bank, Global Investment Management and Private Banking, and Investment Activities.

    On October 8, 1998, Citigroup changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a subsidiary of Citigroup.


    On November 30, 2000, a wholly-owned subsidiary of Citigroup was merged with and into Associates First Capital Corporation ("Associates"). On December 1, 2000, Associates became a wholly-owned subsidiary of Citicorp, an indirect wholly-owned subsidiary of Citigroup.


    Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

    The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.


                              USE OF PROCEEDS

    All shares of common stock sold pursuant to this prospectus will be sold by the selling stockhold ers and Citigroup will not receive any of the proceeds from such sales.


                            SELLING STOCKHOLDERS

    The selling stockholders acquired the shares of common stock offered by this prospectus from Citigroup in connection with the acquisition of Geneva Group, Inc. by Citigroup.


    Our registration of these shares does not necessarily mean that the selling stockholders will sell all of the shares. The Geneva Group, Inc. Employee Stock Ownership Trust , one of the selling stockholders, has informed us that it intends to sell approximately 647,279 shares promptly following the effectiveness of the Registration Statement. In addition, the other selling stockholders have informed us that they intend to sell all or a part of their shares issued at closing promptly following the effectiveness of the Registration Statement.

    The following table provides information regarding the beneficial ownership of our common stock by the selling stockholders, as of January 31, 2001.


    The information provided in the table below with respect to the selling stockholders has been obtained from the selling stockholders. None of the selling stockholders have, nor within the past three years have had, any position, office or other material relationship with Citigroup.


                                        NUMBER OF SHARES BEING OFFERED (a)
                                        ----------------------------------
                                      NUMBER OF SHARES       NUMBER OF SHARES
NAME OF SELLING  STOCKHOLDERS        ISSUED AT CLOSING         HELD BACK (b)
-----------------------------        -----------------       ----------------

Promontory Partners, L.P. ........        525,494                 9,391

The Troob Family Foundation.......         62,904                 2,424

Geneva Group, Inc. Employee
Stock Ownership Trust.............      1,167,180               111,148

Loeb Holding Corporation..........        467,871                11,815

Dr. Robert L. Kuhn................        513,710                 9,650

The Kuhn Family Foundation........         87,794                 2,424

David H. Troob....................         13,106                   259

Douglas M. Troob..................         13,106                   259

William Baker.....................             47                     1

Baker & Affiliates Defined
Benefit Pension Plan..............            604                    13

------------------
(a) In each case, represents less than 1% of our outstanding common stock.
(b) In each case, represents an estimate of the number of additional shares that may be issued to the selling stockholders as a result of a post-closing adjustment. If necessary, a prospectus supplement will reflect the final results of the post-closing adjustment.


                            PLAN OF DISTRIBUTION

    The shares of common stock may be offered from time to time by the selling stockholders or their donees, pledgees, transferees or other successors in interest for resale by this prospectus in one or more transactions at fixed prices, at market prices at the same time of sale, at varying prices deter mined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

   o to or through dealers or agents, which may include any broker-dealer subsidiary of Citigroup, including Salomon Smith Barney Inc.;

   o  directly by the selling stockholders;

   o  through agents;

   o  in brokerage transactions;

   o on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the New York Stock Exchange and the Pacific Exchange;

   o  in the over-the-counter markets;

   o  in private transactions;

   o for settlement of short sales, or through long sales, options or transactions involving cross or block trades;

   o  by pledge to secure debts and other obligations; or

   o a combination of any of the above transactions or by any other legally available means.



    In accordance with the terms of a Registration Rights Agreement by and among Citigroup and the Stockholders (as defined therein), dated as of January 31, 2001, we have agreed to indemnify the selling stockholders against certain liabilities under the Securities Act or contribute to payments which the selling stockholders may be required to make in that respect.



                               LEGAL MATTERS

    The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by John R. Dye, Associate General Counsel - Corporate Law.


                                  EXPERTS

    The consolidated financial statements of Citigroup Inc. as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report on the consolidated financial statements. The consolidated financial statements are included in Citigroup's annual report on Form 10-K, as amended, for the year ended December 31, 1999, and incorporated by reference in this prospectus. The report of KPMG LLP also is incorporated by reference in this prospectus. The report of KPMG LLP covering the December 31, 1999 consolidated financial statements refers to changes, in 1999, in Citigroup's methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities. The consolidated financial statements of Citigroup referred to above are incorpo rated by reference in this prospectus in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION


    As required by the Securities Act of 1933, as amended, Citigroup filed a registration statement (No. 333-48474) relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is included as a part of that registration statement, which also includes additional information.


    Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over the comparable but earlier dated information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future public filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended:

   (a) Annual Report on Form 10-K, as amended, for the year ended
       December 31, 1999;


   (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

   (c) Current Reports on Form 8-K dated January 18, 2000, February 16, 2000, February 28, 2000, April 17, 2000, June 19, 2000, July 11,
       2000, July 19, 2000, July 21, 2000, September 5, 2000, October 3,
       2000, October 17, 2000, November 30, 2000, November 30, 2000,
       December 14, 2000, January 8, 2001 and January 16, 2001; and


   (d) Registration Statement on Form 8-B, dated May 10, 1988, describing our common stock, including any amendments or reports filed for the purpose of updating such description.

    All documents Citigroup files publicly pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities described in this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

    You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

                        Citigroup Document Services
                         140 58th Street, Suite 5I
                             Brooklyn, NY 11220
                         (877) 936-2737 (toll free)
                     (718) 765-6460 (outside the U.S.)

    You should rely only on the information provided in this prospectus, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. No offer of these securities is being made in any state where the offer is not permitted.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses payable by the Registrant in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission Registration fee.


            Commission Registration Fee............  $   36,960
            Accounting Fees........................      10,000
            Printing and Engraving Fees............       1,000
            Legal Fees and Expenses................      20,000
            Stock Exchange Listing Fees............           0
            Miscellaneous..........................       7,040
                                                     ----------
                Total..............................  $   75,000
                                                     ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockhold ers for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

    The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemni fying party.

    For the undertaking with respect to indemnification, see Item 17 herein.


ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER      DESCRIPTION
------      -----------
5.01*       Opinion of John R. Dye, Esq.
23.01       Consent of KPMG LLP, independent certified public accountants.
23.02*      Consent of John R. Dye, Esq. (Included in Exhibit 5.01).
24.01       Powers of Attorney of certain Directors.

--------------
*     Previously filed.



ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (A)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that the undertakings set forth in clauses (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (D)(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on January 31, 2001.



                                    CITIGROUP INC.

                                    By:   /s/ Todd S. Thomson
                                       ---------------------------------
                                    Name:  Todd  S. Thomson
                                    Title: Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on January 31, 2001.



         SIGNATURES

    /s/ Sanford I. Weill      Chairman of the Board, Chief Executive Officer
   ----------------------     (Principal Executive Officer) and Director
      Sanford I. Weill

    /s/ Todd S. Thomson       Chief Financial Officer (Principal Financial
   ---------------------       Officer)
      Todd S. Thomson

     /s/ Irwin Ettinger       Chief Accounting Officer (Principal Accounting
    --------------------       Officer)
       Irwin Ettinger

    /s/ Roger W. Trupin       Controller (Principal Accounting Officer)
   ---------------------
      Roger W. Trupin

             *                Director
   ---------------------
    C. Michael Armstrong

             *                Director
   ---------------------
      Alain J.P. Belda

             *                Director
   ---------------------
     Kenneth J. Bialkin

             *                Director
   ---------------------
      Kenneth T. Derr

             *                Director
   ---------------------
       John M. Deutch

             *                Director
   ---------------------
     Ann Dibble Jordan

             *                Director
   ---------------------
       Robert I. Lipp

             *                Director
   ---------------------
        Reuben Mark

             *                Director
   ---------------------
      Michael T. Masin

             *                Director
   ---------------------
      Dudley C. Mecum

             *                Director
   ---------------------
     Richard D. Parsons

             *                Director
   ---------------------
     Andrall E. Pearson

             *                Director
   ---------------------
      Robert E. Rubin

             *                Director
   ---------------------
     Franklin A. Thomas

             *                Director
   ---------------------
       Arthur Zankel



*By: /s/ Stephanie B. Mudick
    ------------------------
     Stephanie B. Mudick
      Attorney-in-Fact




                               EXHIBIT INDEX



EXHIBIT
NUMBER      DESCRIPTION
------      -----------
5.01*       Opinion of John R. Dye, Esq.
23.01       Consent of KPMG LLP, independent certified public accountants.
23.02*      Consent of John R. Dye, Esq. (Included in Exhibit 5.01).
24.01       Powers of Attorney of certain Directors.

------------------
*     Previously filed.